Exhibit 3.252

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:11 PM 02/22/2002 [ILLEGIBLE] - 3194765

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LONE STAR HMA, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify that:

FIRST:	The name of the limited partnership is Lone Star HMA, L.P. (the “Partnership”).

SECOND:	The address of the Partnership’s registered office in the State of Delaware is 1709 Orange Street, Wilmington, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

THIRD:	The name and mailing address of each general partner is as follows: Mesquite HMA General, LLC 5811 [illegible] Bay Boulevard, Suite 500 Naples, Florida 34108-2710

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of this 22nd day of February, 2002.

MESQUITE HMA GENERAL, LLC Its General Partner

By: HEALTH MANAGEMENT ASSOCIATES, INC.
Its Sole Member

By:	/s/ Timothy R. Parry
Timothy R. Parry, Esq.
Senior Vice President and General Counsel

State of Delaware Secretary of State Division of Corporations Delivered 11:40 AM 05/01/2007 FILED 11:34 AM 05/01/2007 SRV 070499302 - 3494765 FILE

CERTIFICATE OF MERGER

OF

HMA MESQUITE HOSPITAL, INC.

INTO

LONE STAR HMA, L.P.

Pursuant to Title 6, Section 17-211 of the Delaware Limited Partnership Act.

FIRST: The name of the surviving Limited Partnership is LONE STAR HMA, L.P., a Delaware limited partnership.

SECOND: The name of the corporation being merged into the surviving limited partnership is HMA MESQUITE HOSPITAL, INC., a Texas corporation.

THIRD: The Agreement of Merger has been approved and executed by each of the business entities which is to merge.

FOURTH: The name of the surviving entity of the merger is LONE STAR HMA, L.P., a Delaware limited partnership.

FIFTH: An Agreement of Merger is on file at a place of business of the surviving Delaware Limited Partnership and the address thereof is: 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving Limited Partnership, on request and without cost, to any person holding an interest in HMA MESQUITE HOSPITAL, INC., the entity which is to merge.

SEVENTH: That this Certificate of Merger shall be effective on May 1, 2007.

(Signature page follows)

Dated: April 25, 2007

LONE STAR HMA, L.P.
By:	Mesquite HMA General, LLC
Its General Partner

By:	/s/ Timothy R. Parry

Name:	Timothy R. Parry
Title:	Sr. Vice President and Secretary

(Signature Page to Certificate of Merger)